UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2012 (February 7, 2012)

HCA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement	3
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	3
Item 9.01	Financial Statements and Exhibits	3

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2012, HCA Holdings, Inc. (the “Registrant” or the “Parent Guarantor”), HCA Inc., a wholly-owned subsidiary of the Registrant (the “Issuer”), and certain subsidiary guarantors of the Issuer entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, for the issuance and sale by the Issuer of $1,350,000,000 aggregate principal amount of 5.875% Senior Secured Notes due 2022 (the “Notes”), guaranteed by the Parent Guarantor and certain of its subsidiaries, pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-175791), filed on July 26, 2011, as supplemented by the prospectus supplement dated February 7, 2012.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

1.1	Underwriting Agreement, dated as of February 7, 2012, among HCA Inc., HCA Holdings, Inc., the subsidiary guarantors named therein, and Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the other several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.
(Registrant)

By:	/s/ David G. Anderson
David G. Anderson
Senior Vice President - Finance and Treasurer

Date: February 13, 2012

4